Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Washington Real Estate Investment Trust for the registration of its common shares, preferred shares, warrants to purchase common shares, and debt securities and to the incorporation by reference therein of our report dated February 27, 2009 (except for Note 2, Note 16 and the financial statement schedule, as to which the date is July 7, 2009), with respect to the consolidated financial statements and schedule of Washington Real Estate Investment Trust included in its Current Report (Form 8-K) dated July 10, 2009 and our report dated February 27, 2009 with respect to the effectiveness of internal control over financial reporting of Washington Real Estate Investment Trust, included in its Annual Report (Form 10-K) for the year ended December 31, 2008, each filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

July 16, 2009